American Enterprise Life - Signature One Variable Annuity
                            Performance Calculations

As disclosed in the Fund's prospectus, cumulative total return is the cumulative change in the value of an investment over a specified time period. We assume that income earned by the investment is reinvested.

     Cumulative Total Return = Ending Total Value - Initial Amount Invested
                               ____________________________________________
                                        Initial Amount Invested

where: Ending Total Value = Initial Investment *
                           ((1 + Gross Total Return)- Contract Charge Factor)
and;   Contract Charge Factor =        Policy Fee
                               _____________________________
                               Estimated Average Policy Size

       Gross Total Return  =  Ending AUV - Initial AUV
                              _________________________
                                     Initial AUV
       Average Policy Size  =  $40,000
       Policy Fee  =  $40

Average annual total return (T) equates the initial amount invested (P) to the ending redeemable value (ERV) over each period (n) in accordance with the formula prescribed by the Securities and Exchange P(1+T)n = ERV.

Average annual total return with surrender charge

                  Ending Total Value - Surrender Charge Amount
                  ____________________________________________
                             Initial Amount Invested

where: Surrender Charge Amount = (Ending Total Value - Free Withdrawal Amount) * Surrender Charge % and; Free Withdrawal Amount is the greater of 10% of the value of the contract on the prior contract anniversary or 100% of earnings on the contract (Ending Total Value - Initial Amount Invested).
 The surrender charge percentage depends on the number of years since you made the payments that are surrendered, depending on the schedule you selected:

         Nine year schedule
 Years from purchase payment
           receipt              Surrender charge percentage
              1                              8%
              2                              8
              3                              8
              4                              8
              5                              7
              6                              6
              7                              6
              8                              4
              9                              2
             10                              0